                                                                   EXHIBIT 99.5*





* Pro Forma Condensed Consolidated Financial Statements of Concurrent Computer Corporation. References in Exhibit 99.5 to "the Company" are to Concurrent; references to the "Transaction" are to the Transaction described in Item 5 hereof. Cross references contained herein are to sections of the definitive joint proxy statement on Schedule 14A of Concurrent and the Registrant as filed with by the Registrant with the Commission on May 24, 1996.

    Concurrent is subject to the informational requirements in the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission, to which reference is made for detailed financial and other information regarding Concurrent.
Such reports, proxy statements and other information can be inspected and copied at the Commission's offices at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and can be inspected and copied at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006, on which the Concurrent Common Stock is listed. The Commission does not approve or disapprove or pass upon the accuracy or the adequacy of reports, proxy statements or other information filed with it. The Registrant does not warrant the accuracy or completeness of such reports, proxy statements or other information nor that there have not occurred events not yet publicly disclosed by Concurrent which would affect either the accuracy or the completeness of the information concerning Concurrent included herein.





                              Exhibit 99.5, Page 1

                        PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS OF CONCURRENT

    The following unaudited pro forma financial statements have been prepared to give effect to the Transaction which will be accounted for as a purchase.

    These financial statements do not purport to represent what the Combined Real-Time Company's results of operations or financial position actually would have been had the Transaction occurred on the dates when they are reflected to have occurred in the pro forma financial statements, or to project the Combined Real-Time Company's results of operations or financial condition for any future period or date. In particular, the financial condition of Concurrent at the date of the Transaction will be directly affected by the financial performance of both Concurrent and Harris up to the date of the Transaction and could be substantially different from that shown in these pro forma financial statements.

    The pro forma condensed consolidated statements of operations for the year ended June 30, 1995 and for the nine months ended March 31, 1996 have been prepared assuming the Transaction had occurred as of the beginning of each of the respective periods. The pro forma condensed consolidated statement of operations for the year ended June 30, 1995 includes the results of operations for Concurrent for the year ended June 30, 1995 and for Harris's Real-Time Business for the year ended September 30, 1995. The pro forma condensed consolidated statement of operations for the nine months ended March 31, 1996 includes the results of operations for Concurrent and Harris's Real-Time Business for the nine months ended March 31, 1996. The pro forma consolidated balance sheet at March 31, 1996 has been prepared assuming the Transaction had occurred as of that date. "Harris as Reported" and "Harris Trusted" data were obtained from the Combining Financial Information included in Harris's financial information -- see "HARRIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "HARRIS CONSOLIDATED FINANCIAL STATEMENTS."

    In accordance with generally accepted accounting principles, the purchase price for the acquisition of the Harris's Real-Time Business will be allocated to the assets and liabilities received based upon their estimated fair values. Such fair values are based upon valuations of assets and liabilities and estimations which are still in process. Accordingly, for purposes of the following pro forma financial information the pro forma adjustments are stated on an estimated basis using the most recent information available. No assurance can be given that the pro forma adjustments will not differ materially from the amounts ultimately determined. The pro forma financial statements do not reflect any synergies, operating efficiencies or cost savings anticipated by management as a result of the Transaction, such as savings expected from consolidation of manufacturing, research and development, selling, marketing, administrative and other functions. Such savings will require significant headcount reductions and present significant management challenges. The resulting pro forma financial statements are not necessarily indicative of Concurrent's future results of operations or financial position. For a discussion of anticipated synergies, see "THE PROPOSED TRANSACTION -- Recommendations of the Board of Directors of Concurrent and Concurrent's Reasons for the Transaction" and "-- Recommendations of the Special Committee and the Board of Directors of Harris and Harris's Reasons for the Transaction."


    The pro forma financial statements should be read in conjunction with the audited consolidated financial statements for the years ended June 30, 1995 and September 30, 1995 for Concurrent and Harris, respectively, and for Concurrent the unaudited financial statements for the nine months ended March 31, 1996, and for Harris the unaudited financial statements for the six months ended March 30, 1996.





                              Exhibit 99.5, Page 1

          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                     YEAR ENDED JUNE 30, 1995
                   --------------------------------------------------------------
                                                            OTHER
                    CONCURRENT      HARRIS     (LESS)        PRO
                        AS            AS       HARRIS       FORMA         PRO
                     REPORTED      REPORTED    TRUSTED      ADJS.        FORMA
                    ----------     --------    -------    ---------    ---------
Net sales . . .       $140,144    $ 45,111     $(4,817)   $   --       $180,438
                      --------    --------     -------    ------       --------

Gross margin  .         60,667      19,347      (1,677)    1,065 (a)     80,216
                                                             814 (b)
Operating                                                   (358)(c)
   expenses . .         58,585      30,887      (4,834)     (406)(b)     83,874
                      --------    --------     -------    ------       --------
Income (loss)
  from
  operations  .          2,082     (11,540)      3,157     2,643         (3,658)
Interest income
  (expense) net         (2,125)        456         (49)      (60)(d)     (1,778)

Other income
  (expense) net           (263)         (4)          --       --           (267)
                      --------    --------     -------    ------       --------
Loss before
  provision
  for income
  taxes . . . .           (306)    (11,088)      3,108     2,583         (5,703)
                      --------    --------     -------    ------       --------
Provision for
  income
  taxes . . . .          1,700          --          --        --          1,700
                      --------    --------     -------    ------       --------
Net loss  . . .       $ (2,006)   $(11,088)    $ 3,108    $2,583       $ (7,403)
                      ========    ========     =======    ======       ========
Net loss) for
  common
  shareholders:
Net (loss)  . .       $ (2,006)   $(11,088)                            $ (7,403)
Adjustment for
  preferred
  dividend
  requirement .             --          --                                  747(f)
Accretion on
  redeemable
  preferred
  stock . . . .             --           --                                 105(f)
                      --------    --------     -------    ------       --------
Net (loss)                                                               (8,255)
  applicable
  to common
  shares  . . .         (2,006)    (11,088)                            $  (0.20)
                      --------    --------     -------    ------       --------
Per common
share:
Net loss per
  share . . . .       $  (0.07)   $  (1.88)
                      --------    --------     -------    ------       --------
Weighted average
  number of
  shares
  outstanding .          30,095      5,910      (5,910)   10,321 (e)     40,416
                      =========   ========     =======    ======       ========


                                NINE MONTHS ENDED MARCH 31, 1996
                    --------------------------------------------------------
                                                         OTHER
                   CONCURRENT    HARRIS     (LESS)        PRO
                       AS          AS       HARRIS       FORMA         PRO
                    REPORTED    REPORTED    TRUSTED      ADJS.        FORMA
                   ----------   --------    -------    ---------    ---------
Net sales . . .      $77,108    $34,271     $(5,292)   $    --     $ 106,087
                     -------    -------     -------    -------     ---------

Gross margin  .       32,682     15,786      (1,710)     1,142 (a)    48,510
                                                           610 (b)
Operating                                                 (270)(c)
   expenses . .       33,100     24,844      (6,122)      (305)(b)    51,247
                     -------    -------     -------    -------     ---------
Income (loss)
  from
  operations  .         (418)    (9,058)      4,412      2,327        (2,737)
Interest income
  (expense) net       (1,658)       250         (49)       (45)(d)    (1,502)

Other income
  (expense) net       (2,180)       230          22         --        (1,928)
                     -------    -------     -------    -------     ---------
Loss before
  provision
  for income
  taxes . . . .       (4,256)    (8,578)      4,385      2,282        (6,167)
                     -------    -------     -------    -------     ---------
Provision for
  income
  taxes . . . .        1,400         --          --         --         1,400
                     -------    -------     -------    -------     ---------
Net loss  . . .      $(5,656)   $(8,578)    $ 4,385    $ 2,282     $  (7,567)
                     =======    =======     =======    =======     =========
Net loss) for
  common
  shareholders:
Net (loss)  . .      $(5,656)   $(8,578)                           $  (7,567)
Adjustment for
  preferred
  dividend
  requirement .           --         --                                  560(f)

Accretion on
  redeemable
  preferred
  stock . . . .           --          --                                  79(f)
                    --------    --------    -------     ------     ---------
Net (loss)            (5,656)    (8,578)                              (8,206)
  applicable
  to common
  shares  . . .      $ (0.19)   $ (1.45)                           $   (0.20)
                     -------    -------     -------     ------     ---------
Per common
share:
Net loss per
  share . . . .

Weighted average
  number of
  shares
  outstanding .       30,482       5,946     (5,946)    10,321(e)      40,803
                     =======    ========    =======     ======     ==========



See accompanying notes to unaudited pro forma condensed consolidated statements of operations.


                             Exhibit 99.5, Page 2

                          NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



    1.   Basis of Presentation

    The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only, giving effect to the Transaction and, therefore, are not necessarily indicative of the financial results that might have been achieved had the Transaction occurred as of an earlier date, nor are they necessarily indicative of the financial results which may occur in the future. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1995 include the results of operations for Concurrent for the year ended June 30, 1995 and for Harris's Real-Time Business for the year ended September 30, 1995. The pro forma condensed consolidated statement of operations for the nine months ended March 31, 1996 include the results of operations for Concurrent and Harris's Real-Time Business for the nine months ended March 31, 1996.

    2.   Pro Forma Adjustments

    The following unaudited pro forma purchase accounting adjustments were made to the statements of operations for the year ended June 30, 1995 and the nine months ended March 31, 1996 to give effect to the Transaction as if such Transaction had occurred as of the beginning of the respective periods:

         (a) To eliminate the amortization expense previously recorded on the capitalized software during the respective periods. The real-time technology of both companies is similar and as such, the combination of duplicate technologies does not provide additional benefit to Concurrent. As a result, Harris's capitalized software of $5.4 million was eliminated as part of the Transaction. (See Unaudited Pro Forma Consolidated Balance Sheet Note 1(f))

         (b) To reflect the adjustment to depreciation expense resulting from the decrease in the book value of Harris's property, plant and equipment acquired, depreciated on a straight-line basis over an average remaining useful life of four years. The excess of the estimated fair value of net assets acquired over the purchase price was allocated to reduce proportionately the values assigned to non-current assets. Such amount is subject to change pending completion of the valuation of assets acquired.

         (c) To reflect the amortization of negative goodwill, which represents the remainder of the excess of the estimated fair value of net assets acquired after reducing the values assigned to non-current assets to zero over the aggregate purchase price. Negative goodwill is amortized on a straight-line basis over a ten-year period. Such amount is subject to change pending the completion of the valuation of Assets acquired.

         (d) To reflect the decrease in interest income resulting from the use of approximately $1.2 million in cash to finance the closing costs related to the Transaction at an average interest rate of 5%.

         (e) The number of shares used in computing pro forma net loss per share for the year ended June 30, 1995 and the nine months ended March 31, 1996 were 40,415,583 and 40,803,089, respectively. Pro forma net loss per share has been determined based on the historical weighted average of shares outstanding of Concurrent Common Stock adjusted to give effect to: 1) the issuance of 10,000,000 shares of Concurrent Common Stock; and 2) the issuance of an estimated 320,802 shares, on a pro forma basis as of March 31, 1996 (based on an estimated average price at such time of $1.43 per share) to be sold to fund the payment to Berenson Minella of a portion of its financial advisory fees, assuming such shares had been outstanding for the entire period. The number of shares is determined as follows:





                              Exhibit 99.5, Page 3

                                                                                                  Nine Months
                                                                           Year Ended                Ended
                                                                            June 30,               March 31,
                                                                              1995                   1996
                                                                           ----------             -----------
 Historical weighted average number of
   shares of Concurrent Common Stock . . . . . . . . . . . . . . .         30,094,781              30,482,287
 Issuance of shares of Concurrent
   Common Stock to Harris  . . . . . . . . . . . . . . . . . . . .         10,000,000              10,000,000
 Issuance of shares of Concurrent
   Common Stock to investment banker . . . . . . . . . . . . . . .            320,802                 320,802
                                                                           ----------              ----------

          Total  . . . . . . . . . . . . . . . . . . . . . . . . .         40,415,583              40,803,089
                                                                           ==========              ==========

This calculation of total shares excludes all outstanding Concurrent Options and Concurrent Warrants, as they would have an anti-dilutive effect on earnings per share.

         (f) To reflect earnings per share adjustments for preferred stock dividends and to accrete Concurrent Preferred Stock to its mandatory redemption value over the term of the security.





                              Exhibit 99.5, Page 4

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                                   AT MARCH 31, 1996
                                                      ----------------------------------------------------------------------------
                                                      Concurrent
                                                          as            Harris       (Less) Harris      Other Pro
                                                       Reported       as Reported        Trusted       Forma Adjs.       Pro Forma
                                                      ----------      ------------     ------------     ------------     ---------

                                                                 ASSETS
 Current assets:
 Cash and cash equivalents . . . . . . . . . . .         $  3,078         $  1,307         $              $(1,230)(a)      $  3,155
 Securities available for sale . . . . . . . . .                                                           11,149 (b)        11,149
 Accounts receivable . . . . . . . . . . . . . .           24,887           15,335           (2,626)                         37,596
 Inventories . . . . . . . . . . . . . . . . . .           12,662            6,381              (87)         (700)(c)        18,256
                                                                                                             (795)(a)
 Prepaid expenses and other current assets . . .            4,477              660             (253)         (196)(d)         3,893
                                                         --------         --------         --------       -------          --------
   Total current assets  . . . . . . . . . . . .           45,104           23,683           (2,966)        8,228            74,049
                                                                                                           (6,678)(h)
 Property, plant and equipment -- net  . . . . .           32,048            5,912           (1,034)        1,800 (e)        32,048
 Capitalized software  . . . . . . . . . . . . .              291            8,135           (2,726)       (5,409)(f)           291
                                                                                                           (2,000)(h)
 Acquired technology . . . . . . . . . . . . . .                                                            2,000 (f)            --
 Excess of purchase price over estimated value of
   net assets  acquired. . . . . . . . . . . . .                                                           13,050 (h)
                                                                                                          (13,050)(g)            --
                                                            3,063              822              (30)         (792)(h)         3,063
                                                         --------         --------         --------       -------          --------
 Other long-term assets  . . . . . . . . . . . .         $ 80,506         $ 38,552         $ (6,756)      $(2,851)         $109,451
                                                         ========         ========         ========       =======          ========
      Total assets . . . . . . . . . . . . . . .

                                                  LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Notes payable . . . . . . . . . . . . . . . . .         $  5,655                                                          $  5,655
 Current portion of long-term debt . . . . . . .              824                                                               824
 Revolving credit facility . . . . . . . . . . .            3,843                                                             3,843
 Accounts payable and accrued expenses . . . . .           22,933            8,784           (1,358)                         30,359
 Deferred revenue  . . . . . . . . . . . . . . .            4,610              628              (37)                          5,201
                                                         --------         --------         --------       -------          --------
   Total current liabilities . . . . . . . . . .           37,865            9,412           (1,395)                         45,882
 Long-term debt  . . . . . . . . . . . . . . . .            7,129                                                             7,129
 Excess of acquired net assets over cost . . . .                                                            3,580 (g)         3,580
 Other long-term liabilities . . . . . . . . . .            5,229                                                             5,229
 Class B 9% cumulative convertible redeemable
   exchangeable preferred stock subject to a
   $8,300 mandatory redemption,
   $0.01 par value per share 1,000,000 shares
   authorized -- Issued and outstanding 830,000
   at March 31, 1996 -- pro
   forma . . . . . . . . . . . . . . . . . . . .                                                            7,248 (i)         7,248
 Shareholders' equity:
 Shares of preferred stock, par value $0.01;
   authorized 25,000,000 . . . . . . . . . . . .
 Shares of common stock, par value $0.01;
   authorized 100,000,000;
   Concurrent issued 30,569,049,

   Harris issued
   5,931,912; and pro-forma 40,889,851 . . . . .             306               60              (60)          103 (j)           409

 Capital in excess of par value  . . . . . . . .         737,737           44,144          (44,144)        9,997 (j)        83,734

 Accumulated deficit after eliminating
 Concurrent's accumulated deficit of $81,826
   at December 31, 1991,
   date of quasi-reorganization  . . . . . . . .         (42,684)         (14,363)          38,720       (24,357)(k)       (42,684)
 Shares of treasury stock  . . . . . . . . . . .             (58)                                                              (58)
 Cumulative translation adjustment . . . . . . .          (1,018)            (701)             123           578 (k)        (1,018)
                                                        --------         --------         --------       -------          --------
   Total shareholders' equity  . . . . . . . . .          30,283           29,140           (5,361)      (13,679)           40,383
                                                        --------         --------         --------       -------          --------
      Total liabilities and shareholders'
       equity . . . . . . . . . . . . . . . . . .       $ 80,506         $ 38,552         $ (6,756)     $ (2,851)         $109,451
                                                        ========         ========         ========      ========          ========




   See accompanying notes to unaudited pro forma consolidated balance sheet.


                              Exhibit 99.5, Page 5

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1.  PRO FORMA ADJUSTMENTS

    The following unaudited pro forma purchase accounting adjustments were made to the balance sheet at March 31, 1996 to give effect to the Transaction as if such transaction had occurred as of that date:

         (a) To reflect estimated cash expenditures for investment banker, legal, accounting, printing, proxy solicitation, filing, valuation and other related fees assumed to be paid by Concurrent in connection with the Transaction.

         (b) To reflect the acquisition of 683,178 shares of Harris Common Stock, at an assumed market price per share of $16.32 (based on the closing price on March 29, 1996). Such valuation amount is subject to changes in the market price of Harris Common Stock from March 29, 1996 to the date of the Closing of the Transaction. Such shares may be sold in accordance with the Share Holding Agreement which contains restrictions on the volume of sales of Harris Common Stock by Concurrent in certain circumstances.

         (c) The valuation adjustment to Harris's inventory is based upon the estimated fair value to be realized from the sale of such inventory through Harris's existing channels of distribution, taking into consideration estimated disposal costs and other factors. Such amount is subject to change pending the integration of the two real-time businesses and development of the combined company's product plan.

         (d) To reflect the elimination of certain deferred items of Harris's Real-Time Business in conformity with Concurrent's accounting policies.

         (e) To reflect the adjustment to Harris's Real-Time Business fixed assets at their estimated fair value, based upon the preliminary findings of a valuation which is being prepared in conjunction with the Transaction. Such amount is subject to change pending completion of the valuation of assets acquired.

         (f) To eliminate capitalized software related to Harris's Real-Time Business and to reflect the estimated fair value of acquired technology, based upon the preliminary findings of a valuation which is being prepared in conjunction with the Transaction. The technology of both companies' real-time business is similar and as such, the combination of duplicate technologies does not provide additional benefit to Concurrent. As a result, capitalized software acquired from Harris was adjusted as part of the Transaction and included in the valuation of acquired technology.

         (g) To reflect the estimated negative goodwill relating to the Transaction, based upon the estimated aggregate purchase price of approximately $19,373,000 which includes an estimated $2,425,000 of Transaction expenses ($1,230,000 in cash plus $795,000 which has been previously expended and included in prepaid expenses and $400,000 in Concurrent Common Stock payable to Berenson Minella on a pro forma basis as of March 31, 1996) assumed to be paid by Concurrent in connection with the Transaction, and the adjusted value of the net assets acquired from Harris:





                              Exhibit 99.5, Page 6

                                                                                As of March 31, 1996
                                                                                    (Unaudited)
                                                                      ---------------------------------------
                                                                               (In thousands except
                                                                                  per share data)
 Concurrent common shares provided to Harris . . . . . . . . . . .     10,000
 Assumed market price per share  . . . . . . . . . . . . . . . . .     $ 0.97
                                                                       ------
 Estimated fair value of common shares
   provided  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    $ 9,700
 Estimated value of Concurrent preferred shares
   provided to Harris  . . . . . . . . . . . . . . . . . . . . . .                      7,248
 Estimated Transaction expenses  . . . . . . . . . . . . . . . . .                      2,425
                                                                                      -------
 Estimated aggregate purchase price  . . . . . . . . . . . . . . .                                 $19,373
 Historical cost basis of net assets
   acquired from Harris  . . . . . . . . . . . . . . . . . . . . .                    $23,779
 Adjustments to reflect net assets acquired
   at estimated fair value -- (see notes (c),                                          (2,505)
   (d), (e) and (f)) . . . . . . . . . . . . . . . . . . . . . . .
 Common shares received from Harris  . . . . . . . . . . . . . . .      683.2
 Assumed market price per share  . . . . . . . . . . . . . . . . .     $16.32         $11,149
                                                                       ------         -------
 Estimated fair value of common shares received  . . . . . . . . .
 Estimated fair value of net assets acquired . . . . . . . . . . .                                 $32,423
                                                                                                   -------
 Estimated fair value of net assets acquired
   in excess of purchase price ("negative
   goodwill")  . . . . . . . . . . . . . . . . . . . . . . . . . .                                 $13,050
 Reduction of negative goodwill via
   allocation to reduce proportionately
   the values assigned to non-current
   assets to zero--(see note (h))  . . . . . . . . . . . . . . . .                                  (9,470)
                                                                                                    ------
 Unallocated net assets acquired in excess of
   purchase price  . . . . . . . . . . . . . . . . . . . . . . . .                                 $ 3,580
                                                                                                   =======



The negative goodwill calculation is subject to change pending finalization of the valuation of assets and liabilities acquired. The calculation is also subject to any change in the net assets of Harris's Real-Time Business from March 31, 1996 to the Closing of the Transaction. In addition, costs (such as employee severance, relocation costs and adjustments for the disposal of duplicative assets) which result from Concurrent's consolidation plan (such as, integrating the business of Concurrent and the Harris Real-Time Business, elimination of duplicate facilities and excess capacity and other non-recurring items) which are directly related to the Harris Real-Time Business will result in an increase in goodwill (or a reduction in negative goodwill). Actions which result from Concurrent's consolidation plan which are directly related to Concurrent will result in a pre-tax charge to the results of operations. At the date of this Joint Proxy Statement, the estimated aggregate charge of total costs resulting from both of these types of actions is estimated to be in the range of $27 million to $30 million, in addition to the estimated Transaction expenses of approximately $2.4 million noted above. While the split between the cost of those actions related to Harris and those related to Concurrent is not currently determinable, it is anticipated that the majority of such costs will be related to Concurrent.

         (h) To reflect the application of the estimated fair value of net assets acquired in excess of the estimated aggregate purchase price by allocating such excess amount to reduce proportionately the values assigned to non-current assets to zero.

         (i) To record the issuance of $8.3 million liquidation preference of Concurrent Preferred Stock to Harris as part of the Transaction, recorded at its estimated fair value of $7.2 million (based on a 14% discount rate and other valuation factors). As of March 31, 1996 the Net Current Assets of the Harris Real-Time Business were estimated to be approximately $12,700,000. Pursuant to the Purchase and Sale Agreement, if the Transaction were consummated at March 31,





                              Exhibit 99.5, Page 7

1996, Concurrent would have been entitled to $14,400,000 in Net Current Assets of the Harris Real-Time Business and therefore the Preferred Stock Consideration provided to Harris would have been reduced by $1,700,000.

         (j) To reflect (i) the issuance of 10,000,000 shares of Concurrent Common Stock, with a par value $0.01, at an assumed market price per share of $0.97 (based on the average of the closing prices on the day before and the day of the announcement of the Memorandum of Understanding); and (ii) the issuance of an estimated pro forma 320,802 shares of Concurrent Common Stock at March 31, 1996 (based on an average price at such time of $1.43 per share) to fund the payment to Berenson Minella of a portion of its financial advisory fees.

         (k) To reflect the elimination of the shareholders' equity of Harris.





                              Exhibit 99.5, Page 8